June 27, 1996

          Board of Directors
          Furr's/Bishop's, Incorporated
          6901 Quaker Avenue
          Lubbock, Texas  79413

                    Re:  Furr's/Bishop's, Incorporated
                         Registration Statement on Form S-1

          Ladies and Gentlemen:

               We have acted as special counsel to Furr's/Bishop's, Incorporated, a Delaware corporation (the "Company"), in connection with the sale by the selling security holders named in the Registration Statement referred to below of 44,751,247 shares (the "Shares") of common stock, par value $.01 per share, of the Company.

               This opinion is delivered in accordance with the requirements of Item 601 (b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

               In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement of the Company on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"),
          (ii) the certificates evidencing the Shares, (iii) the Certificate of Incorporation and By-Laws of the Company, as amended to date, and (iv) resolutions adopted by the Board of Directors of the Company relating to, among other things, the issuance of the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

               In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of offi-cers and other representatives of the Company and others.

               Members of this firm are admitted to the bar in the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

               Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

               We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under
          Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/ SKADDEN, ARPS, SLATE,
                                        MEAGHER & FLOM